Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Litchfield Financial Corporation of our report dated March 29, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Litchfield Financial Corporation for the year ended December 31, 2006.

                                                     /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
July 25, 2007